Exhibit 10.61
EXECUTION VERSION
AMENDMENT NUMBER 2
TO AMENDED AND RESTATED GUARANTY
     THIS AMENDMENT NUMBER 2, dated as of August 1, 2005 (the “Amendment”) to the Amended and Restated Guaranty, dated as of July 19, 2001 (together with any amendments and supplements, the “Guaranty”), between THE CRONOS GROUP, as the Guarantor (together with its successors and permitted assigns, the “Guarantor”), FORTIS BANK (NEDERLAND) N.V. in its capacity as Agent (together with its successors and permitted assigns, the “Agent”) and in its capacity as a Noteholder (in such capacity, “Fortis”), and NIB CAPITAL BANK N.V. and HOLLANDSCHE BANK-UNIE N.V., each as a Noteholder (collectively with Fortis and each together with its successors and permitted assigns, the “Noteholders” and each a “Noteholder”).
WITNESSETH:
     WHEREAS, the Guarantor, the Agent and the Noteholders have previously entered into the Guaranty; and
     WHEREAS, the parties desire to amend the Guaranty in order to modify certain provisions of the Guaranty;
     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:
          SECTION 1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned in the Guaranty, or, if such terms are not defined therein, as defined in that certain Third Amended and Restated Loan Agreement, dated as of August 1, 2005 (the “Loan Agreement”), among Cronos Finance (Bermuda) Limited, Fortis Bank (Nederland) N.V., as “Agent” and as “Initial Noteholder”, and NIB Capital Bank N.V. and Hollandsche Bank-Unie N.V., each as a Noteholder.
          SECTION 2. Full Force and Effect. Other than as specifically modified hereby, the Guaranty shall remain in full force and effect in accordance with the terms and provisions thereof.
          SECTION 3. Amendments to the Guaranty. Effective upon the execution and delivery hereof,
          (a) The proviso at the end of Section 2(a) of the Guaranty is hereby amended and restated to read as follows:
“provided, however, that, subject to the provisions of Section 15 hereof, the maximum aggregate amount of funds paid by the Guarantor under this Guaranty (such maximum aggregate amount, the “Aggregate Maximum Guaranteed Payment”) throughout the entire term of this Guaranty shall not exceed an amount equal to Forty-Five Million Dollars ($45,000,000) plus any additional amounts for unpaid accrued interest, fees or other payments owed by the Issuer pursuant to the Transaction Documents.”; and
          (b) Paragraphs (h) and (k) of Section 5 of the Guaranty are each hereby amended and restated to read as follows:
“[Reserved]”
          (c) Paragraph (j) of Section 5 of the Guaranty is hereby deleted in its entirety.
          (d) Paragraph (i) of Section 6 of the Guaranty is hereby deleted in its entirety.
          (e) Clause (iv) of Section 6(j) of the Guaranty is hereby amended and restated to read as follows:
“(iv) Notwithstanding any provision of law which otherwise empowers each Company, the Guarantor shall not permit either Cronos Holdings Investments (U.S.), Inc. or Cronos Capital Corp. to:
     (i) consolidate or merge with or into any other person or dissolve or liquidate in whole or in part or transfer its properties and assets substantially as an entirety to any other person,
     (ii) hold itself out as being liable for the debts of any other person, unless permitted to do so pursuant to clauses (iv) or (vi) below,
     (iii) act other than in its corporate name and through its duly authorized officers or agents,
     (iv) guarantee the Indebtedness of any Affiliate thereof, unless such guarantee is fully subordinated to the payment of the Outstanding Obligations,
     (v) commingle its funds or other assets with those of any other person, or
     (vi) take any other action or engage in any other activity that would be inconsistent with maintaining the separate legal identity of such Company.”
          (f) Section 7(g) of the Guaranty is hereby amended to read in its entirety as follows:
“(g) if any judgment against the Guarantor or any attachment, execution, levy or restraining notice against its property in excess of $2,000,000 remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more;”

          (g) Section 7(h) of the Guaranty is hereby amended to read in its entirety as follows:
“(h) a default by the Guarantor or any subsidiary of the Guarantor in the payment of any principal or interest on any indebtedness for borrowed money which, individually or in the aggregate, exceeds Two Million Dollars ($2,000,000) beyond the period of grace, if any, specified therefor in the applicable instrument evidencing such indebtedness; or the occurrence of any event or the existence of any condition, the effect of which is to cause or permit holders of debt more than Two Million Dollars ($2,000,000), individually or in the aggregate, of indebtedness for borrowed money of the Guarantor or any subsidiary thereof to become due before its (or their) stated maturity date(s) or regularly scheduled dates of payments and such event or condition remains unremedied for more than sixty (60) days;”
          (h) Section 16 of the Guaranty is hereby amended to read in its entirety as follows:
“Section 16. Notices. All notices and other communications provided for hereunder shall be in writing or telex: (i) if to Guarantor, at its address at 5 Rue Guillaume Kroll, L1882 Luxembourg, Tel #352 26.48.36.88, with a copy to Cronos Containers Ltd. at its address at The Ice House, Dean Street, Marlow, Bucks SL7 3AB, England, (ii) if to the Agent, at the address set forth in Section 1107 of the Loan Agreement, and (iii) if to any Noteholder, at the respective addresses set forth in the Note Register. All such notices and communications shall be sent in the manner, and shall be effective on the dates, set forth in Section 1207 of the Loan Agreement.”
          SECTION 4. Confirmation of Guarantee. The Guarantor hereby (i) ratifies and confirms its Guaranty to the Agent for the benefit of the Noteholders, (ii) confirms that such Guaranty extends to the Outstanding Obligations under the Loan Agreement, as such agreement was amended and restated as of August 1, 2005, and (iii) confirms that such Guaranty continues in full force and effect.
          SECTION 5. Representations and Warranties. Each of the Guarantor, the Agent and each of the Noteholders hereby confirms that each of the representations and warranties set forth in Section 5 of the Guaranty are true and correct as of the date first written above with the same effect as though each had been made as of such date, except to the extent that any of such representations and warranties expressly relate to earlier dates.
          SECTION 6. Effectiveness of Amendment.
          (a) This Amendment shall become effective as of the date first referenced above.
          (b) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     (c) On and after the execution and delivery hereof, (i) this Amendment shall be a part of the Guaranty, and (ii) each reference in the Guaranty to “this Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other document to the Guaranty shall mean and be a reference to the Guaranty as amended or modified hereby.
     SECTION 7. Execution in Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement (counterparts executed by facsimile to be valid as originals).
     SECTION 8. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES (EXCEPT FOR SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment on the date first above written.

THE CRONOS GROUP

By:	/s/ Dennis J. Tietz

Name:	Dennis J. Tietz
Title:	Director

APPROVED AND ACCEPTED:

FORTIS BANK (NEDERLAND) N.V., as Agent and Noteholder

By:	/s/ H.P. De Kool

Name:	H.P. De Kool
Title:	Manager

By:	/s/ P.R.G. Zaman

Name:	P.R.G. Zaman
Title:	Deputy Director

NIB CAPITAL BANK N.V., as Noteholder

By:	/s/ Dieter Fennema

Name:	Dieter Fennema
Title:	Associate Director

By:	/s/ C. Mulder

Name:	C. Mulder
Title:	legal counsel

By:	/s/ Taco van der Mast

Name:	Taco van der Mast
Title:	Managing Director

HOLLANDSCHE BANK-UNIE N.V., as a Noteholder

By:	/s/ R.A. Coenraadts

Name:	R.A. Coenraadts
Title:	proxy

By:	/s/ L.J.M. Bloemheuvel

Name:	L.J.M. Bloemheuvel
Title:	proxy
Amendment No. 2 to A&R Guaranty